Exhibit 99.1

Portola Pharmaceuticals Reports Fourth Quarter and Full Year 2018 Financial Results

and Provides Corporate Update

– Fourth Quarter Andexxa® Revenues of $14.0 Million;

Third Consecutive Quarter of Strong Revenues –

– Received Positive CHMP Opinion on Ondexxya™;

European Commission Decision Anticipated in Early May –

– Signed $125 Million Loan Agreement with HealthCare Royalty Partners and Athyrium Capital Management –

– Conference Call Today at 5:30 a.m. PT / 8:30 a.m. ET –

South San Francisco, Calif., (March 1, 2019) – Portola Pharmaceuticals, Inc. ® (Nasdaq: PTLA) today reported financial results for the three and twelve months ended December 31, 2018 and provided a corporate update.

“Today’s positive opinion on Ondexxya™ from the Committee for Medicinal Products for Human Use (CHMP) builds upon the momentum established in 2018, which included the U.S. Food and Drug Administration (FDA) approval of our breakthrough-designated, Factor Xa inhibitor reversal agent Andexxa®, followed by three consecutive quarters of strong revenues and the approval of our Generation 2 manufacturing process. We also continued the build-out of our experienced leadership team and advanced our Syk/JAK inhibitor cerdulatinib,” said Scott Garland, Portola’s president and chief executive officer. “With the full commercial launch of Andexxa now underway in the United States, the pending approval from the European Commission anticipated in early May, and the further extension of our cash runway, we look forward to continuing our positive momentum through 2019.”

Quarter Ending Dec. 31, 2018 and Full Year 2018 Financial Results

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Total revenues for the fourth quarter of 2018 were $15.3 million, compared with $9.8 million for the fourth quarter of 2017. This includes $14.0 million in net product revenues from Andexxa sales, $35 thousand in revenues from Bevyxxa® sales and $1.2 million in collaboration and license revenues. Total revenues for the full year 2018 were $40.1 million, compared with $22.5 million for the full year 2017. Please see the tables at the end of this press release for a detailed breakdown of revenues.

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Net loss attributable to Portola according to generally accepted accounting principles in the U.S. (GAAP) was $88.5 million for the fourth quarter of 2018, or $1.34 net loss per share, compared with a net loss of $91.8 million, or $1.41 net loss per share, for the same period in 2017. Net loss for the full year 2018 was $350.2 million, or $5.31 net loss per share, compared with a net loss of $286.1 million, or $4.81 net loss per share, for the full year 2017. This includes the effect of two charges taken in the fourth quarter of 2018 related to the FDA approval for the Company’s Gen 2 manufacturing process. The first is a $9.2 million charge associated with the valuation of the Company equity that will be issued to Lonza, our Andexxa Gen 2 manufacturer (“manufacturing site charge”), and the second is a $10.3 million charge associated with the Andexxa Gen 1 product as hospitals transition to the Gen 2 product (“Gen 1 supply charge”).

•

Non-GAAP net loss for the fourth quarter of 2018 was $69.0 million, or a non-GAAP basic and diluted loss per share of $1.04. For the full year 2018, non-GAAP net loss was $330.7 million, or non-GAAP basic and diluted loss per share of $5.01. Non-GAAP net loss and loss per share have been adjusted to remove the manufacturing site charge and the Gen 1 supply charge. Please see the reconciliation of GAAP to non-GAAP financial measures at the end of this release for more details.

•	Cash, cash equivalents and investments at December 31, 2018 totaled $317.0 million, compared with $534.2 million as of December 31, 2017.

•

Total operating expenses for the fourth quarter of 2018 were $102.5 million, compared with $95.7 million for the same period in 2017. Total operating expenses for the full year 2018 were $385.5 million, compared with $295.2 million for the full year 2017. This year-over-year increase was driven by the Company’s Gen 2 manufacturing expenses, the build-out of the Company’s field force, as well as the two charges outlined above in the fourth quarter.

•

Non-GAAP total operating expenses, which excludes the two charges outlined above, were $83.0 million for the fourth quarter of 2018, and $365.9 million for the full year 2018. Please see the reconciliation of GAAP to non-GAAP financial measures table at the end of this release for more details.

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Stock-based compensation expense for the fourth quarter of 2018 was $19.8 million, compared with $10.9 million for the same period in 2017. Stock-based compensation expense for the full year 2018 was $55.4 million, compared with $43.3 million for the full year 2017. This year-over-year increase was driven mainly by the manufacturing site charge.

•

Cost of Sales (COS) for the fourth quarter of 2018 were $12.4 million, compared to $260 thousand for the same period in 2017. COS for the full year 2018 were $18.1 million, compared to $415 thousand for the same period in 2017. This year-over-year increase was driven by the launches of Andexxa and Bevyxxa, and the Gen 1 supply charge.

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Research and development (R&D) expenses were $49.5 million for the fourth quarter of 2018, compared with $68.5 million for the fourth quarter of 2017. The decrease was driven primarily by the timing of manufacturing costs for Andexxa Gen 2 campaigns. R&D expenses were $216.2 million for the full year 2018, compared with $203.7 million for the full year 2017. This year-over-year increase was driven by expenses related to Andexxa Gen 2 manufacturing.

•

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2018 were $40.6 million, compared with $26.9 million for the same period in 2017. SG&A expenses for the full year 2018 were $151.2 million, compared with $91.1 million for the full year 2017. These increases were driven by the hiring of the Company’s field force to support the launches of Andexxa and Bevyxxa.

2019 Annual Financial Guidance

For the fiscal year 2019, Portola expects total R&D expenses to be between $125 million and $140 million, including stock-based compensation of approximately $22 million. Portola expects total SG&A expenses to be between $200 million and $215 million, including stock-based compensation expenses of approximately $36 million. These operating expenses are primarily for ongoing clinical trials, potential label enhancing studies for Andexxa, and support for the commercial launch of Andexxa in the U.S and launch activities in Europe.

Recent Achievements and Events

•	Received positive opinion on Ondexxya from CHMP.

•	Signed $125 million loan agreement with HealthCare Royalty Partners and Athyrium Capital Management.

•	Published full ANNEXA-4 study results in The New England Journal of Medicine following presentation of results at the International Stroke Conference (ISC) 2019.

•	Appointed 30+-year industry veteran Sheldon Koenig as chief commercial officer.

•	Completed cerdulatinib end-of-phase-2 meeting, which provided guidance on regulatory pathway for a peripheral T-cell lymphoma (PTCL) registrational study that is anticipated to begin by year-end.

•	Initiated broad U.S. launch of Andexxa following FDA approval of Gen 2 supply, and expanded sales force by approximately 40 representatives.

Upcoming Milestones

•	Anticipated receipt of C-code from The Centers for Medicare & Medicaid Services, allowing hospitals an additional reimbursement pathway for Andexxa.

•	European Commission decision on the marketing authorization application for Ondexxya expected in the early May 2019.

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Initiate discussions with the FDA on a number of potential label expansion opportunities including the addition of the ANNEXA-4 efficacy data, the inclusion of edoxaban and enoxaparin, and the potential initiation of a study in urgent surgery.

Conference Call Details

Portola will host a conference call today, Friday, March 1, 2019, at 8:30 a.m. ET, during which time management will discuss the fourth quarter and full year 2018 financial results, updates on the U.S. launch of Andexxa, and other matters. The live call can be accessed by phone by dialing (844) 452-6828 from the U.S. and Canada or 1 (765) 507-2588 internationally and using the passcode 6999805. The webcast can be accessed live on the Investor Relations section of the Company’s website at http://investors.portola.com. It will be archived for 30 days following the call.

Use of Non-GAAP Financial Measures

This press release and the reconciliation table included herein include non-GAAP net loss, non-GAAP basic and diluted loss per share and non-GAAP operating expenses. The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding the company’s financial condition and results of operations. When viewed in conjunction with GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those that the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended December 31, 2018				Twelve Months Ended December 31, 2018
(In thousands, except per share data)	GAAP Amount	Non-GAAP Adjustments	Non-GAAP Amount	(In thousands, except per share data)	GAAP Amount	Non-GAAP Adjustments	Non-GAAP Amount
Product revenue, net	$14,070	—	$14,070	Product revenue, net	$24,117	—	$24,117
Collaboration and license revenue	1,228	—	1,228	Collaboration and license revenue	16,013	—	16,013

Total revenues	15,298	—	15,298	Total revenues	40,130	—	40,130

Cost of sales	12,401	(10,311)	2,090	Cost of sales	18,081	(10,311)	7,770
Research and development	49,461	(9,201)	40,260	Research and development	216,205	(9,201)	207,004
Selling, general and administrative	40,617	—	40,617	Selling, general and administrative	151,164	—	151,164

Total operating expenses	102,479	(19,511)	82,968	Total operating expenses	385,450	(19,511)	365,939

Net loss attributable to Portola	$(88,548)	19,511	$(69,037)	Net loss attributable to Portola	$(350,223)	19,511	$(330,712)

Net loss per share (basic/diluted)	$(1.33)	$0.29	$(1.04)	Net loss per share (basic/diluted)	$(5.31)	$0.30	$(5.01)

Shares used to compute loss per share	66,497,034		66,497,034	Shares used to compute loss per share	66,017,330		66,017,330

Notes: Non-GAAP adjustments consist of: (1) A $9.2 million charge associated with the valuation of the Company equity that will be issued to Lonza, our Andexxa Gen 2 manufacturer, and (2) a $10.3 million charge associated with our Andexxa Gen 1 product as we transition hospitals to Gen 2 product, following approval on December 31, 2018.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended December 31,		Twleve Months Ended December 31,
	2018	2017	2018	2017
Revenues:
Product revenue, net	$14,070	$—	$24,117	$—
Collaboration and license revenue	1,228	9,803	16,013	22,546

Total revenues	15,298	9,803	40,130	22,546

Operating expenses:
Cost of Sales	12,401	260	18,081	415
Research and development	49,461	68,491	216,205	203,701
Selling, general and administrative	40,617	26,903	151,164	91,109

Total operating expenses	102,479	95,654	385,450	295,225

Loss from operations	(87,181)	(85,851)	(345,320)	(272,679)
Interest and other income (expense), net	4,393	(2,290)	13,516	(1,338)
Interest expense	(6,098)	(3,360)	(18,740)	(11,603)

Net loss	(88,886)	(91,501)	(350,544)	(285,620)
Net (income) loss attributable to noncontrolling interest (SRX Cardio)	338	(280)	321	(470)

Net loss attributable to Portola	$(88,548)	$(91,781)	$(350,223)	$(286,090)

Net loss per share attributable to Portola common stockholders:
Basic and diluted	$(1.34)	$(1.41)	$(5.31)	$(4.81)

Shares used to compute net loss per share attributable to Portola common stockholders:
Basic and diluted	66,497,034	65,260,653	66,017,330	59,508,156

Unaudited Condensed Consolidated Balance Sheet Data

(In thousands)

	December 31, 2018	December 31, 2017
Cash, cash equivalents and investments	$316,964	$534,233
Trade and other receivables, net	5,849	3,750
Unbilled - collaboration and license revenue	9,880	—
Inventories	7,873	1,099
Prepaid expenses and other current assets	11,699	9,744
Total current assets	353,327	477,923
Property and equipment, net	5,236	5,217
Intangible assets	7,279	7,851
Prepaid and other long-term assets	20,577	9,609
Total assets	386,419	571,676
Accounts payable	13,215	9,304
Accrued compensation and other liabilities	22,310	15,078
Accrued research and development	19,831	44,973
Deferred revenue (current portion and long-term)	6,335	29,967
Current portion of notes payable and long term debt	11,802	—
Total current liabilities	69,005	80,524
Notes payable, less current portion	48,298	50,565
Long term debt, less current portion	155,256	54,251
Long term obligation to collaborator, less current portion	6,881	8,000
Total liabilities	295,852	222,183
Total Portola stockholders’ equity	88,401	346,866
Noncontrolling interest (SRX Cardio)	2,166	2,627
Total stockholders’ equity	90,567	349,493
Total liabilities and stockholders’ equity	386,419	571,676

About Portola Pharmaceuticals, Inc.

Portola Pharmaceuticals is a commercial-stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutics that could significantly advance the fields of thrombosis and other hematologic diseases. The Company’s two FDA-approved medicines are Andexxa® [coagulation factor Xa (recombinant), inactivated-zhzo], the first and only antidote for patients treated with rivaroxaban and apixaban when reversal of anticoagulation is needed due to life-threatening or uncontrolled bleeding, and Bevyxxa® (betrixaban), the first and only oral, once-daily Factor Xa inhibitor for the prevention of VTE in adult patients hospitalized for an acute medical illness. The company also is advancing cerdulatinib, a Syk/JAK inhibitor for the treatment of hematologic cancers.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, our intention to conduct a broad commercial launch of Andexxa in the United States and increase patient access to Andexxa, obtain regulatory approvals in Europe, advance development of cerdulatinib and anticipated events discussed under the caption “Upcoming Milestones.” Risks that contribute to the uncertain nature of the forward-looking statements include: the risk that physicians, patients and payers may not see the benefits of utilizing our products for the indications for which they are approved; our ability to continue to manufacture our products and to expand approved manufacturing facilities; the possibility of unfavorable results from additional clinical trials involving Andexxa; the risk that the EC may not approve Andexxa in the currently anticipated timelines or at all, and that any marketing approvals or reimbursement limitations may have significant limitations on its use; the risk that we may not obtain additional regulatory approvals necessary to expand approved indications for Andexxa; our expectation that we will incur losses for the foreseeable future and will need additional funds to finance our operations; the accuracy of our estimates regarding expenses and capital requirements; our ability to successfully build a hospital-based sales force and commercial infrastructure; our ability to obtain and maintain intellectual property protection for our product candidates; and our ability to retain key scientific or management personnel. These and other risks and uncertainties are described more fully in our most recent filings with the Securities and Exchange Commission, including our most recent quarterly or annual report filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Investor Contact:	Media Contact:
Cara Miller	Julie Normart
Portola Pharmaceuticals	Pure Communications
IR@portola.com	jnormart@purecommunications.com